UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
U.S. Bancorp

(Exact name of registrant as specified in its charter)
Delaware

(State of incorporation or organization)
41-0255900

(I.R.S. Employer Identification No.)
800 Nicollet Mall
Minneapolis, Minnesota

(Address of Principal Executive Offices)
55402

(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Depositary Shares each representing 1/100th interest in a share of Series A Non-Cumulative Perpetual Preferred Stock	New York Stock Exchange
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this Form relates: 333-166706
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Securities to Be Registered.
     The description of the Depositary Shares being registered hereby, including the Series A Non-Cumulative Perpetual Preferred Stock which is represented by the Depositary Shares, is set forth in the preliminary Prospectus and Consent Solicitation Statement included in the Registration Statement on Form S-4 (No. 333-166706) of U.S. Bancorp (the “Company”), as filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2010, as thereby amended from time to time, and the final Prospectus and Consent Solicitation Statement dated June 4, 2010, as filed with the Commission on June 4, 2010 pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended. The foregoing Registration Statement and final Prospectus and Consent Solicitation Statement is incorporated herein by reference.

Item 2.	Exhibits.
4.1	Amended Certificate of Designations of the Company with respect to Series A Non-Cumulative Perpetual Preferred Stock dated June 9, 2010 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of the Company filed June 10, 2010).
4.2	Deposit Agreement dated June 10, 2010 between the Company, U.S. Bank National Association and the holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K of the Company filed June 10, 2010).
4.3	Form of Depositary Receipt (included as part of Exhibit 4.2).

SIGNATURE
     Pursuant to be requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

U.S. BANCORP
Date: June 10, 2010	By:	/s/ Lee R. Mitau
Lee R. Mitau
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX
4.1	Amended Certificate of Designations of the Company with respect to Series A Non-Cumulative Perpetual Preferred Stock dated June 9, 2010 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of the Company filed June 10, 2010).
4.2	Deposit Agreement dated June 10, 2010 between the Company, U.S. Bank National Association and the holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K of the Company filed June 10, 2010).

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2).